EXHIBIT 11

                                  SPARTA, INC.

                  EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS
                  --------------------------------------------
                        COMPUTATION OF PER SHARE EARNINGS
                        ---------------------------------

                           Three months ended June 30            Six months ended June 30
                          -----------------------------       -----------------------------
                             1998              1997              1998               1997
                          -----------       -----------       -----------       -----------
Basic EPS

  Net income              $ 1,075,000       $ 1,234,000       $ 2,295,000       $ 2,059,000
  Less accretion             (359,000)         (245,000)         (808,000)         (575,000)
                          -----------       -----------       -----------       -----------
                          $   716,000       $   989,000       $ 1,487,000       $ 1,484,000
                          ===========       ===========       ===========       ===========

Shares outstanding          5,533,959         5,717,201         5,630,489         5,718,679

Per share amounts         $      0.13       $      0.17       $      0.26       $      0.26
                          ===========       ===========       ===========       ===========

Dilutive Effect

  Net income              $ 1,075,000       $ 1,234,000       $ 2,295,000       $ 2,059,000
  Less accretion             (359,000)         (245,000)         (808,000)         (557,000)
                          -----------       -----------       -----------       -----------
                          $   716,000       $   989,000       $ 1,487,000       $ 1,502,000

Shares outstanding          5,533,959         5,664,288         5,630,489         5,718,679
Stock options                 546,784           361,557           261,431           163,412
Deferred Stock                 68,858            48,590            68,858            48,590
                          -----------       -----------       -----------       -----------
                            6,149,601         6,074,435         5,960,778         5,930,681

   Per share amounts      $      0.12       $      0.16       $      0.25       $      0.25
                          ===========       ===========       ===========       ===========

Note: Earnings per share amounts presented for prior years have been restated in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".